Exhibit 23.1

HAROLD Y. SPECTOR, CPA	SPECTOR & WONG, LLP	80 SOUTH LAKE AVENUE
CAROL S. WONG, CPA	Certified Public Accountants
SUITE 723
	(888) 584-5577	PASADENA, CA 91101
FAX (888) 584-8033

CONSENT OF HAROLD Y SPECTOR
INDEPENDENT AUDITOR

I consent to the use of my report dated August 14, 2003, on the financial statements of PurchaseSoft, Inc. as of May 31, 2003 included herein and to the reference made to me.

I consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of my name as it appears under the option “Experts”.

/s/ Harold Y Spector, CPA
Pasadena, California
August 14, 2003